Exhibit T3A.40

Business ID: 931116 Date Filed: 04/25/2008 05:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0100 - Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
*0100-1-2*	Certificate of Formation

The undersigned hereby executes the following document and sets forth:

1. Name of the Limited Liability Company

CBL-D’Iberville Member, LLC

2. The future effective date is
(Complete if applicable)

3. Federal Tax ID (Do not put Social Security Number in the box)

applied for

4. Name and Street Address of the Registered Agent and Registered Office is

Name	CSC of Rankin County, Inc.
Physical address	Mirror Lake Plaza, 2829 Lakeland Drive, Suite 1502
P. O. Box
City, State, ZIP5, ZIP4	Flowood	MS	39232 -

5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve

6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark appropriate box)

☐	Yes	☒	No

7. Other matters the managers or members elect to include

Rev. 09/06

F0100 - Page 2 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
*0100-2-2*	Certificate of Formation

By:	Signature	(Please keep writing within blacks)
Printed Name	Jeffery V. Curry	Title	Organizer

Street and Mailing Address

Physical address	2030 Hamilton Place Boulevard, Suite 500, CBL Center
P. O. Box
City, State, ZIP5, ZIP4	Chattanooga	TN	37421 -

By:	Signature	(Please keep writing within blocks)
Printed Name	Title

Street and Mailing Address

Physical address
P. O. Box
City, State, ZIP5, ZIP4	-

Rev. 09/06